Exhibit 23.1

Your Vision Our Focus

Consent of Independent Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 000- 56196) of Odyssey Health, Inc. of our report dated October 30, 2023, relating to the financial statements of Odyssey Health, Inc. as of and for the years ended July 31, 2023 and 2022.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas

January 5, 2024